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                                                                    EXHIBIT 4.19

                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE dated as of July 12, 2001, between Mpower Communications Corp., a corporation duly organized and existing under the laws of Nevada (the "Company"), Mpower Holding Corporation, a corporation duly organized and existing under the laws of Delaware ("Holding") and HSBC Bank USA (formerly known as Marine Midland Bank), as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of September 29, 1997 (the "Original Indenture"), to provide for the issuance of its debt securities (the "Securities") under the Original Indenture;

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of May 31, 2000 (the "First Supplemental Indenture"), eliminating certain of the covenants contained in the Original Indenture;

         WHEREAS, the 13% Senior Secured Notes due 2004 constitute the only series of Securities (the "Notes") under the Original Indenture, as amended and supplemented by the First Supplemental Indenture;

         WHEREAS, Section 9.01 of the Original Indenture as amended and supplemented by the First Supplemental Indenture provides, among other things, that, without the consent of the holders of the Notes affected, the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, to provide for the assumption of the Company's obligations to holders of the Notes in case of a merger or consolidation or to make any change that does not adversely affect the legal rights under the Original Indenture, as amended and supplemented by the First Supplemental Indenture, of any holder of the Notes;

         WHEREAS, Section 5.01 of the Original Indenture, as amended and supplemented by the First Supplemental Indenture, requires that the Company not transfer "all or substantially all" of its properties or assets to another Person unless, among other things, such Person assumes all of the obligations of the Company under the Notes, the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Pledge Agreement (as defined in the Original Indenture) and the Security Agreement (as defined in the Original Indenture); and

         WHEREAS, the Company desires to transfer the capital stock of certain of its subsidiaries which in the aggregate constitute "all or substantially all" of the assets of the Company to Holding, its direct parent company; and

         WHEREAS, in order to ensure that the transfer of the Subsidiaries fully complies with Section 5.01 of the Original Indenture, as amended and supplemented by the First Supplemental Indenture, Holding will assume, pursuant to this Second Supplemental Indenture, all of the Company's obligations under the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Notes, the Pledge Agreement and the Security Agreement; and
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         WHEREAS, the Company desires and has requested the Trustee and Holding to join in the execution and delivery of this Second Supplemental Indenture for the purpose of amending the Original Indenture as amended and supplemented by the First Supplemental Indenture.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all holders of the Notes as follows, effective upon execution hereof by the Trustee:

                                  ARTICLE ONE
                        AMENDMENTS TO ORIGINAL INDENTURE,
         AS AMENDED AND SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE

         Section 101 Assumption of Obligations by Holding. Upon the execution of this Second Supplemental Indenture, Holding hereby assumes all the obligations of the Company under the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Notes, the Pledge Agreement and the Security Agreement and Holding shall succeed to and may exercise every right and power of the Company under the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Notes, the Pledge Agreement and the Security Agreement. Notwithstanding anything in the foregoing to the contrary, nothing in this Second Supplemental Indenture shall relieve the Company of any of its obligations under the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Notes, the Pledge Agreement and the Security Agreement.

                                  ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

         Section 201 Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as amended and supplemented by the First Supplemental Indenture and, as provided in the Original Indenture as amended and supplemented by the First Supplemental Indenture, this Second Supplemental Indenture forms a part thereof. Except as otherwise expressly defined herein, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture as amended and supplemented by the First Supplemental Indenture.

         Section 202 Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

         Section 203 Provisions Binding on Company's and Holding's Successors. All of the covenants, stipulations, promises and agreements made in this Second Supplemental Indenture by the Company and Holding shall bind its successors and assigns whether so expressed or not.


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         Section 204 Governing Law. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

         Section 205 Execution and Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 206 Trust Indenture Act to Control. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Original Indenture as amended and supplemented by the First Supplemental Indenture, and this Second Supplemental Indenture which is required to be included in or is deemed to be applicable to this Second Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trustee Indenture Act of 1939, such required or other applicable provision shall control.

         Section 207 Capitalized Terms. Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Original Indenture as amended and supplemented by the First Supplemental Indenture.

                    [Signature page follows on the next page]


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first written above.

                                            MPOWER COMMUNICATIONS CORP.



                                            By:
                                               ---------------------------------
                                                Name:   Rolla P. Huff
                                                Title:  Chief Executive Officer


                                            MPOWER HOLDING CORPORATION



                                            By:
                                               ---------------------------------
                                                Name:   Rolla P. Huff
                                                Title:  Chief Executive Officer


                                            HSBC BANK USA, as Trustee



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


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